Exhibit 10.4

ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT is made as of June 16, 2006 (this “Agreement”), by and among HRDQ GROUP, INC., a Delaware corporation (the “Company”), TELECOM COMMUNICATIONS, INC., a Delaware corporation (“Telecom”), ALPHA CENTURY HOLDINGS, LTD, a BVI corporation (“Alpha”), and CHINA DONGGUAN NETWORKS, INC, a BVI corporation (“CDN,” and together with Alpha, the “Owners”).

RECITALS

WHEREAS, as of the date hereof, Telecom is the sole shareholder of and owns 100% of the outstanding shares interests in Alpha;

WHEREAS, as of the date hereof, Alpha and CDN hold an interest in certain assets used in the operation of the business known as subaye.com and the associated website located at www.subaye.com (collectively, the “Business”);

WHEREAS, the Owners desire to contribute all of their respective right, title and interest in and to the Acquired Assets (as defined below) to the Company upon the terms and conditions set forth herein;

WHEREAS, the Company desires to accept from the Owners all of the Owners’ right, title and interest in and to the Acquired Assets on the terms and conditions set forth herein and, in consideration therefor, (i) (a) to issue shares of common stock of the Company (the “Common Stock”), (b) pay cash to each Owner and (c) to issue a promissory note in the form of Exhibit A hereto to Alpha (which shall be immediately assigned by Alpha to Telecom) (the “Promissory Note”) and (ii) to assume the Assumed Liabilities (as defined below), each asset set forth herein; and

WHEREAS, the transactions contemplated by this Agreement and the transactions contemplated by that certain Series A Preferred and Common Stock Purchase Agreement, dated of even date herewith, by and between the Company and the Purchasers (as defined therein) are intended to constitute a single transaction for purposes of Section 351 of the Internal Revenue Code of 1986, as amended.

ACQUISITION AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

Section 1  Acquisition and Assumption.

(a)  On and as of the date hereof, each Owner hereby sells, assigns, transfers, conveys and delivers to the Company all of its right, title, and interest in, to and under the assets of the Business identified on Exhibit B attached hereto (the “Acquired Assets”). On and as of the date hereof, the Company hereby accepts the foregoing assignment of each Acquired Asset.

(b)  Notwithstanding anything to the contrary contained herein (including on Exhibit B), the Acquired Assets shall not include, and the Owners shall not sell any of their rights, title or interest in and to any asset identified on Exhibit C attached hereto or any other asset that is not used primarily in the Business (the “Excluded Assets”).

(c)  Upon the terms and subject to the conditions of this Agreement, the Company hereby assumes, effective as of the date hereof, and agrees to pay, perform and discharge when due, and indemnify, defend and hold harmless from and after the Closing Date (as defined below), Telecom, Alpha, CDN and each of their respective affiliates, and each of their respective officers, directors and employees, from and against any and all obligations and liabilities, whether known or unknown, arising out of, relating to or otherwise in respect of the Acquired Assets, the Business or the operation or conduct of the Business before the date hereof (collectively, the “Assumed Liabilities”), including without limitation the liabilities listed on Exhibit D attached hereto, but excluding the liabilities listed on Exhibit E attached hereto (the “Retained Liabilities”).

(d)  (i) Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any asset or any claim or right or any benefit arising under or resulting from such asset if an attempted assignment thereof, without the consent of a third party, would constitute a breach, default, violation or other contravention of the rights of such third party, would be ineffective with respect to any party to an agreement concerning such asset, claim or right, or would in any way adversely affect the rights of either Owner or, upon transfer, the Company under such asset, claim or right. If any transfer or assignment by the Owners to the Company, or any assumption by the Company of, any interest in, or liability, obligation or commitment under, any asset, claim or right requires the consent of a third party, then such transfer or assignment or assumption shall be made subject to such consent being obtained. The Company agrees that neither Owner nor any of such Owner’s affiliates shall have any liability to the Company arising out of or relating to the failure to obtain any such consent or because of any circumstances resulting therefrom.

(i)  If any such consent has not been obtained prior to the consummation of this Agreement, the parties shall use commercially reasonable efforts to secure such consent as promptly as practicable and Owners shall cooperate with the Company (at the Company’s expense) to structure a lawful and commercially reasonable arrangement under which (i) the Company shall obtain (without infringing upon the legal rights of such third party or violating any applicable law) the economic claims, rights and benefits (net of the amount of any related tax costs imposed on either Owner or any of their respective affiliates) under the asset, claim or right with respect to which the consent has not been obtained and (ii) the Company shall assume any related economic burden (including the amount of any related tax costs imposed on either Owner or any of their respective affiliates) with respect to the asset, claim or right with respect to which the consent has not been obtained.

(e)  The Company hereby acknowledges and agrees that Owner makes no representations or warranties whatsoever, express or implied, with respect to any matter relating to this Agreement, the Acquired Assets or the Assumed Liabilities, except that each Owner, severally and not jointly, hereby represents and warrants that (i) such Owner has all necessary power and authority to execute and deliver this Agreement and to carry out its provisions; (ii) all action on Owner’s part required for the lawful execution and delivery of this Agreement has been taken; and (iii) upon such Owner’s execution and delivery, this Agreement will be a valid and binding obligation of such Owner, enforceable in accordance with its terms, except (x) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (y) as limited by general principles of equity that restrict the availability of equitable remedies.

(f)  Subject to Section (6) hereof, without limiting the foregoing, each Owner hereby disclaims any warranty (express or implied) of merchantability or fitness for any particular purpose as to any portion of the Acquired Assets. Accordingly, subject to Section (6) hereof, the Company accepts the Acquired Assets and the Assumed Liabilities “AS IS,” “WHERE IS,” and “WITH ALL FAULTS.”

Section 2  Consideration

(a)  In consideration of the assignment to the Company by the Owners of the Acquired Assets hereunder, on the date hereof, in addition to the Company’s assumption of the Assumed Liabilities, the Company shall (i) issue the Promissory Note to Alpha (which shall be immediately assigned to Telecom and restated to reflect that Telecom shall be the Payee thereunder), pay $1,950,800 in cash by wire transfer of immediately available funds to CDN, (ii) issue 798,747 shares of Common Stock of the Company to CDN and (iii) issue 2,024,192 shares of Common Stock of the Company to Alpha (which shares shall be distributed immediately to Telecom).

(b)  In the event the amount of the Telecom Advance (as defined below) exceeds $1.5 million (the amount of such excess, the “Excess Telecom Advance”), then the principal amount of the Promissory Note shall be increased by the amount of the Excess Telecom Advance (and the Company shall deliver to Telecom an amended and restated Promissory Note reflecting such increased principal amount in exchange for cancellation of the original Promissory Note). In the event the amount of the Telecom Advance is less than $1.5 million (the amount by which the Telecom Advance is less than $1.5 million, the “Telecom Advance Shortfall”), then the principal amount of the Promissory Note shall be reduced by the amount of the Telecom Advance Shortfall (and the Company shall deliver to Telecom an amended and restated Promissory Note reflecting such decreased principal amount in exchange for cancellation of the original Promissory Note). The completion of the adjustment contemplated by this Section 2(b) shall in no way affect the enforceability of or Telecom’s rights under the Promissory Note unless and until the Promissory Note is exchanged for a duly executed amended and restated Promissory Note in accordance with this Section 2(b). As used in this Section 2(b), “Telecom Advance” means the sum of (i) the value of the tangible assets and software licenses purchased by Telecom (or by Alpha with funds advanced by Telecom) for the Business prior to October 1, 2004 plus (ii) the amount of funds expended by Telecom to purchase tangible assets and software licenses for the Business (or advanced by Telecom to Alpha to purchase tangible assets or software licenses for the Business) on or after October 1, 2004.

(c)  Within twenty (20) business days of the date hereof, Telecom shall deliver to the Company Telecom’s calculation of the Telecom Advance. In the event the Company objects in good faith to Telecom’s calculation of the Telecom Advance, then the Company shall notify Telecom of such objection in writing with 10 (ten) business days of receipt of such calculation and set forth the basis for such objection in reasonable detail (the “Objection Notice”). If the Company does not notify Telecom in writing of an objection within such 10 (ten) business day period, then Telecom’s calculation of the Telecom Advance shall be binding upon the parties hereto. If the Company does notify Telecom in writing of such objection in accordance with this Section 2(c), then the parties hereto shall use good faith efforts to resolve the dispute in respect of the calculation of the Telecom Advance. In the event the parties hereto are unable to resolve such dispute within ten business days of Telecom’s receipt of the Objection Notice, then the respective Chief Executive Officers of Telecom and the Company shall attempt in good faith to resolve such dispute, and if the dispute is not resolved within twenty (20) business days of Telecom’s receipt of the Objection Notice, then the parties hereto shall refer the dispute to an independent accounting firm (which shall not be the independent accounting firm of either of Telecom or the Company) designated by Telecom and reasonably acceptable to the Company, and the determination of such accounting firm shall be binding on the parties hereto. The costs of such independent accounting firm shall be borne by the party that is not the prevailing party (the prevailing party shall be the party whose calculation of the Telecom Advance is closest in amount to the calculation of the Telecom Advance that is ultimately determined by such accounting firm).

Section 3  Termination of Rights Agreement

CDN and Telecom hereby agree that, as of the date hereof, the Rights Agreement, dated as of November 11, 2005 (the “Rights Agreement”), by and between CDN and Alpha, shall be terminated and of no further force or effect, and CDN and Alpha agree that neither party shall have any further obligations or liabilities to the other arising out of, resulting from or in connection with the Rights Agreement or the Asset Acquisition Agreement, dated as of November 11, 2005, by and between CDN and Alpha.

Section 4  The Closing

(a)  The consummation of the acquisition of the Acquired Assets and assumption of the Assumed Liabilities shall be held at the offices of Kirkpatrick & Lockhart Nicholson Graham LLP 599 Lexington Avenue, New York, New York 10022, on the date hereof, or such other date after the date hereof as the Company and the Owners may mutually agree in writing (the “Closing Date”).

(b)  On the Closing Date, the Owners shall deliver (duly and fully executed, acknowledged and notarized as appropriate) to the Company the following:

(i)  a duly executed counterpart to the bill of sale for all of the Acquired Assets that constitute tangible personal property in the form attached hereto as Exhibit F (the “Bill of Sale”);

(ii)  a duly executed counterpart to the assignment of contracts rights in the form attached hereto as Exhibit G (the “Assignment of Contract Rights”);

(iii)  a duly executed counterpart to the assignment of intellectual property in the form attached hereto as Exhibit H (the “Assignment of IP”); and

(iv)  such other bills of sale, assignments, certificates of title, documents and other instruments of transfer, conveyance and/or assumption as may be reasonably necessary to transfer to the Company the Owners’ right, title and interest in and to the Acquired Assets and for the Company to assume the Assumed Liabilities.

(c)  On the Closing Date, the Company shall deliver (duly and fully executed, acknowledged and notarized as appropriate) the following:

(i)  cash in the amount set forth in Section 2 above to each Owner;

(ii)  stock certificates to each Owner representing the number of shares to be issued to such Owner pursuant to Section 2 above;

(iii)  a duly executed counterpart to each of the Assignment of Contract Rights, the Bill of Sale and the Assignment of IP to each Owner;

(iv)  a duly executed counterpart to the assumption of liabilities in the form attached hereto as Exhibit I (the “Assumption of Liabilities”);

(v)  the Promissory Note to Telecom; and

(vi)  such other bills of sale, assignments, certificates of title, documents and other instruments of transfer, conveyance and/or assumption as may be reasonably necessary to transfer to the Company the Owners’ right, title and interest in and to the Acquired Assets and for the Company to assume the Assumed Liabilities.

Section 5  Miscellaneous.

(a)  Amendments; No Waivers. This Agreement may be amended or modified only by a written instrument executed by all parties hereto. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial waiver or exercise thereof preclude the enforcement of any other right, power or privilege.

(b)  Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without giving effect to the choice of law provisions thereof.

(c)  Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively delivered upon personal delivery to the party to be notified, or upon the passage of five (5) calendar days after deposit in the United States mail, by registered or certified mail, postage prepaid, or the passage of two (2) days if sent by the next day delivery service of a nationally-recognized reputable courier, each properly addressed to the party to be notified, as set forth on the signature page hereto or at such other address as such party may designate by ten (10) calendar days’ advance written notice to the other parties hereto, or, if sent by facsimile, upon completion of such facsimile transmission, as conclusively evidenced by the transmission receipt thereof.

(d)  Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(e)  Counterparts. This Agreement may be executed in two or more counterparts and signature pages may be delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f)  Successor and Assigns. This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

(g)  Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its legal representatives, successors and permitted assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by law or reasonably necessary to carry out the purposes of this Agreement.

(h)  Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

(i)  Entire Agreement. This Agreement, together with the exhibits and the other agreements, instruments and other documents executed and/or delivered in connection herewith, constitute the entire agreement among the parties pertaining to the subject matter hereof, and supersede all prior oral and written, and all contemporaneous oral, agreements and understanding pertaining hereto. There are no agreements, understandings, restrictions, warranties or representations relating to such subject matter among the parties hereto other than those set forth herein.

(j)  Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for any other party’s failure to perform its obligations under this Agreement, each such party acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and all such parties shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit the parties from pursuing any other remedies for such breach, including the recovery of monetary damages

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned have caused this Acquisition Agreement to be executed by their respective officers or representatives thereunto duly

HRDQ GROUP, INC.

By:	/s/Limei Deng
Name:	Limei Deng
Title:	President

ADDRESS FOR NOTICE:
2/F Huiridianqi Shayu Road,
Panyu, Guangzhou, GD511490 China
Attn: Limei Deng

TELECOM COMMUNICSTIONS, INC.

By:	/s/ Tim Chen
Name:	Tim Chen
Title:	Chief Executive Officer

ADDRESS FOR NOTICE:
9/F., Beijing Business World
56 Dongxinglong Avenue
CW District, Beijing, China 100062
Attn: Victor Li, General Counsel

ALPHA CENTURY HOLDINGS LTD

By:	Telecom Communications, Inc.

	By:	/s/ Tim Chen
	Name:	Tim Chen
	Title:	Chief Executive Officer

ADDRESS FOR NOTICE:
9/F., Beijing Business World
56 Dongxinglong Avenue
CW District, Beijing, China 100062
Attn: Victor Li, General Counsel

CHINA DONGGUAN NETWORKS, INC

By:	/s/ Limei Deng
Name:	Limei Deng
Title:	President

ADDRESS FOR NOTICE:
2/F Huiridianqi Shayu Road,
Panyu, Guangzhou, GD511490 China
Attn: Limei Deng

EXHIBIT A

FORM OF PROMISSORY NOTE

EXHIBIT B

ACQUIRED ASSETS

A. Domain Name. The “www.subaye.com” and “seo4mobile.net” Internet domain names, including all registrations thereof, including, without limitation, the Network Solutions, Inc., or any other applicable registrars, registrations thereof, and all rights to listings or keyword associations in any Internet search engines or directories associated with the domain names (collectively, the “Domain Names”).

B. Web Site and Web Site Materials. The web pages created or acquired by Telecom or Alpha with respect to the Business and principally associated with, or located at or under, the Domain Names (collectively, the “Web Site”), including all Web Site Materials. “Web Site Materials” means: (i) web pages, support files and related information and data principally associated with the Web Site; (ii) any and all text, graphics, HTML or similar code, applets, scripts, programs, databases, source code, object code, templates, forms, image maps, documentation, audio files, video files, log files or customer data, in each case principally associated with the Web Site; (iii) all copyrights, copyright registrations, copyright applications, trade secrets, moral rights, publicity rights and know-how, in each case principally associated with the Web Site; (iv) all content that has appeared in any past or present editions of the Web Site, whether archived on the Web Site or otherwise; and (v) the operation, concepts, look and feel of the Web Site and Web Site Materials listed in clauses (i) through (iv) above (the “Content”).

C. Trademarks. All trademarks, trade names or service marks related to the Domain Names and “myspace.com,” “myspacemusic.com,” “musicmyspace.com” and “myspace.tv,” including any registrations or applications for registration, and all goodwill associated therewith (collectively, the “Marks”). All income, royalties, damages and payments due or payable and causes of action for infringement or violation of all rights in and to the Marks after the Closing Date as they pertain to the rights hereby assigned.

D. Customer Information. All customer lists, databases, and files of the Business and documents relating to customers of the Business.

E. Permits and Licenses. All governmental franchises, licenses, approvals, authorizations and permits that are held or used primarily in connection with the Business (the “Assumed Permits”).

F. Tangible Personal Property. The tangible personal property listed on Schedule B-1 hereto.

G. Contracts. The contracts listed on Schedule B-2 hereto and any other contract that relates exclusively to the Business (the “Assumed Contracts”).

H. Accounts Receivable. All accounts receivable of the Business.

EXHIBIT C

EXCLUDED ASSETS

A. All cash and cash equivalents of either Owner.

B. All rights, claims and causes of action of either Owner relating to any Excluded Asset or any of the Retained Liabilities.

C. Any shares of capital stock of (i) Owner or (ii) any affiliate of either Owner.

D. Any assets relating to any employee benefit plan in which any employees of either Owner or any of their respective affiliates participate.

E. Any refunds or credits, claims for refunds or credits or rights to receive refunds or credits from any governmental authority with respect to income taxes paid or to be paid by either Owner or any of their respective affiliates relating to periods or portions thereof ending on or prior to the date of the Agreement.

F. Any records (including accounting records) related to any taxes paid or payable by either Owner, or any of their respective affiliates, and all financial and tax records relating to the Business that form part of either Owner’s, or any of their respective affiliates, general ledger.

G. All rights of either Owner under this Agreement and any other agreements, certificates and instruments otherwise delivered in connection with this Agreement.

H. The name and mark “Telecom”, any other names and marks of either Owner other than those related to the Business (in each case in any style or design), and any name or mark derived from or including any of the foregoing.

I. All corporate-level services of the type currently provided to the Business by either Owner or their respective affiliates.

EXHIBIT D

ASSUMED LIABILITIES

A. All obligations, liabilities and commitments of either Owner or its affiliates under the Assumed Contracts and/or Assumed Permits;

B. All accounts payable, accrued liabilities and other current liabilities of either Owner or its affiliates arising out of the operation or conduct of the Business or otherwise in respect of the Business;

C. All obligations, liabilities and commitments in respect of any and all products manufactured or sold and all services provided by the Business at any time, including obligations, liabilities and commitments for refunds, adjustments, allowances, repairs, exchanges, returns and warranty, product liability, merchantability and other claims;

D. All obligations, liabilities and commitments in respect of any pending or threatened proceedings, and claims, whether or not presently asserted, arising out of, relating to or otherwise in any way in respect of the Business or the operation or conduct of the Business at any time;

E. all liabilities of either Owner or any affiliate of a Owner with respect to employees of the Business that become employees of the Company, including without limitation any accrued vacation time and accrued but unpaid wages; and

 F. All taxes (other than income taxes described in clause (A) of Exhibit F) arising out of or relating to the operation of the Business for all taxable periods including, without limitation, any transfer taxes arising out of the consummation of the transactions contemplated by this Agreement.

EXHIBIT E

RETAINED LIABILITIES

A. All income taxes (if any) arising out of the operation of the Business imposed on any Owner or affiliates of any Owner for any taxable periods ending on or prior to the date of this Agreement and the portion ending on the date of this Agreement of any taxable period that includes (but does not end) on the date of this Agreement.

EXHIBIT F

FORM OF BILL OF SALE

FOR AND IN CONSIDERATION OF the sum required to be paid pursuant to that certain Acquisition Agreement, dated as of June 16, 2006, by and among HRDQ Group, Inc., a Delaware corporation (the “Company”), Alpha Century Holdings, Ltd, a BVI corporation (“Alpha”), China Dongguan Networks, Inc, a BVI corporation (“CDN” and, together with Alpha, the “Owners”), and Telecom Communications, Inc., a Delaware corporation (the “Acquisition Agreement”), the receipt and sufficiency of which are hereby acknowledged, Owners do hereby sell and convey to the Company, all of Owners’ right, title and interest in and to the Acquired Assets (as defined in the Acquisition Agreement) including the assets described on Schedule 1 attached hereto and made a part hereof (the “Property”).

This instrument may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall be deemed one instrument, but no counterpart shall be binding unless an identical counterpart shall have been executed and delivered, including by facsimile by each of the other parties hereto.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale as of the 16th day of June, 2006.

OWNERS:

Alpha Century Holdings, Ltd

By:	Telecom Communications, Inc. Managing Member

By:
	Name:	Tim Chen
	Title:	Chief Executive Officer

China Dongguan Networks, Inc, a BVI corporation

By:
Name:	Limei Deng
Title:	President

ACKNOWLEDGED AND AGREED:

THE COMPANY:

HRDQ GROUP, INC., a Delaware corporation

By: Name:	Limei Deng
Title:	President

EXHIBIT G

FORM OF ASSIGNMENT AND ASSUMPTION OF
CERTAIN CONTRACT RIGHTS

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Telecom Communications, Inc., a Delaware corporation (“Telecom”), China Dongguan Networks, Inc, a BVI corporation (“CDN”), and Alpha Century Holdings, Ltd, a BVI corporation (“Alpha” and, together with Telecom and CDN, “Assignors”), do hereby assign, convey, transfer and deliver to HRDQ Group, Inc., a Delaware corporation (the “Company”), subject to and upon the terms and conditions of that certain Acquisition Agreement, dated as of June 16, 2006, by and among the Company and Assignors (the “Acquisition Agreement”), all of Assignors’ right, title and interest in and to (if any) the agreements listed on Schedule A attached hereto and made a part hereof together with all amendments and clarifications attached thereto (the “Contracts”).

The Company hereby accepts said assignment and hereby assumes the Contracts subject to and upon the terms and conditions of each of the Acquisition Agreement and the Assumption of Liabilities dated as of the date hereof.

(Signature Page Follows)

IN WITNESS WHEREOF, Assignor and the Company, intending to be legally bound hereby, have caused this instrument to be executed and delivered as of this 16th day of June, 2006.

ASSIGNORS:

Telecom Communications, Inc., a Delaware corporation

By:
Name:	Tim Chen
Title:	Chief Executive Officer

China Dongguan Networks, Inc, a BVI corporation

By:
Name:	Limei Deng
Title:	President

Alpha Century Holdings, Ltd, a BVI corporation

By:	Telecom Communications, Inc. Managing Member
By:
Name:	Tim Chen
Title:	Chief Executive Officer

THE COMPANY:

HRDQ Group, Inc., a Delaware corporation
By:
Name:	Limei Deng
Title:	President

EXHIBIT H
ASSIGNMENT OF INTELLECTUAL PROPERTY

This ASSIGNMENT OF INTELLECTUAL PROPERTY (this “Assignment”), dated as of June 16, 2006, is entered into by Alpha Century Holdings, Ltd, a BVI corporation (“Alpha”), and China Dongguan Networks, Inc, a BVI corporation (“CDN,” and together with Alpha, the “Assignors”), as assignors, in favor of HRDQ Group, Inc., a Delaware corporation (the “Assignee”), as assignee, with reference to the following facts and circumstances:

WHEREAS, Assignors and Assignee have entered into an Acquisition Agreement, dated as of June 16, 2006, by and among Assignors, Assignee and Telecom Communications, Inc., a Delaware corporation (the “Acquisition Agreement”), pursuant to which Assignors have agreed to contribute all of their respective right, title and interest in and to the Acquired Assets to the Assignee upon the terms and conditions set forth therein; and

WHEREAS, Assignee would not have entered the Acquisition Agreement but for Assignors’ execution of this Assignment.

NOW, THEREFORE, to all whom it may concern, be it known that for good and valuable consideration the receipt and adequacy of which is hereby acknowledged, Assignor agrees:

1. Definitions. Except as specified to the contrary, all capitalized terms in this Assignment shall have the meanings assigned to them in the Acquisition Agreement, including the Exhibits thereto.

2. Assignment of Intellectual Property. Subject to the terms and conditions of the Acquisition Agreement, effective on the date hereof, Assignors hereby assign to Assignee all of their respective right, title and interest in and to the Domain Names, Web Site, Web Site Materials and Marks.

Executed at Guangzhou, China of this 16th day of June, 2006.

Alpha Century Holdings Ltd., a BVI corporation

By:		Telecom Communications, Inc. Managing Member

By:
	Name:	Tim Chen
	Title	Chief Executive Officer

China Dongguan Networks, Inc, a BVI corporation

By:
Name:	Limei Deng
Title	President

EXHIBIT I

ASSUMPTION OF LIABILITIES

Pursuant to that certain Acquisition Agreement, dated as of June 16, 2006, by and among HRDQ Group, Inc., a Delaware corporation (the “Company”), Telecom Communications, Inc., a Delaware corporation, Alpha Century Holdings, Ltd, a BVI corporation, (“Alpha”) and China Dongguan Networks, Inc, a BVI corporation (the “Acquisition Agreement”), for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company does hereby absolutely and unconditionally assume the Assumed Liabilities as such term is defined in the Acquisition Agreement subject to the terms and conditions of the Acquisition Agreement.

Executed at Guangzhou, China of this 16th day of June, 2006.

HRDQ GROUP, INC., a Delaware corporation

By:
Name:	Limei Deng
Title:	President